Exhibit 99.1

The Middleby Corporation Reports Third Quarter Results

  Record Q3 Adjusted EBITDA of $224 million, an $11 million increase year over year
  Record LTM Adjusted EBITDA of $896 million, an $83 million over the prior year LTM
  Record operating cash flows of $219 million for the quarter and $532 million for the Q3 LTM
  Profitability grew to an organic adjusted EBITDA margin of 23.0% compared to 21.4% in the prior year
  Diluted Earnings per share of $2.01 and adjusted net earnings per share of $2.35 for the third quarter, an increase of 8% year over year
  Net leverage reduced to 2.75x
  Completed strategic acquisitions of Terry Water Solutions and Trade-Wind

ELGIN, Ill.--(BUSINESS WIRE)--November 8, 2023--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the third quarter of 2023.

“We achieved solid results with growth in earnings, profits margins and cash flows. We are navigating the expected impact of inventory de-stocking at our Commercial Foodservice and Residential Kitchen segments, along with increasing headwinds from rising interest rate affecting near-term demand. Despite the challenging market conditions, we are successfully realizing the benefits from our long-term profitability goals. We continue to make significant progress executing on our long-term growth initiatives, focused on the launch of industry leading product innovations and establishment of differentiated go-to-market sales capabilities that we are confident will provide us with a growing competitive advantage,” said Tim FitzGerald, CEO of The Middleby Corporation.

2023 Third Quarter Financial Results

  Net sales decreased 1.2% in the third quarter over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange rates, sales decreased 4.4% in the third quarter over the comparative prior year period.
  Organic net sales (a non-GAAP measure) increases were reported for the Commercial Foodservice and Food Processing segments in the third quarter of 2023. A reconciliation of reported net sales by segment is as follows:
	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Reported Net Sales Growth	2.3%	(18.6)%	9.5%	(1.2)%
Acquisitions	1.3%	0.4%	6.0%	1.8%
Foreign Exchange Rates	0.9%	2.1%	2.2%	1.3%
Organic Net Sales Growth (1) (2)	0.2%	(21.0)%	1.2%	(4.4)%
(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding
  Adjusted EBITDA (a non-GAAP measure) was $223.7 million in the third quarter compared to $212.3 million in the prior year. A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Adjusted EBITDA	28.4%	10.8%	25.8%	22.8%
Acquisitions	(0.2)%	0.4%	(0.7)%	(0.1)%
Foreign Exchange Rates	(0.1)%	0.2%	—%	(0.1)%
Organic Adjusted EBITDA (1) (2)	28.7%	10.2%	26.6%	23.0%
(1) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates.
(2) Totals may be impacted by rounding
  Foreign exchange losses were approximately $1.2 million in the third quarter, which negatively impacted adjusted earnings per share by $0.02.
  Operating cash flows during the third quarter amounted to $219.2 million in comparison to $84.0 million in the prior year period. The total leverage ratio per our credit agreements was 2.75x. The trailing twelve month bank agreement pro-forma EBITDA was $909.4 million.
  Net debt, defined as debt excluding the unamortized discount associated with the Convertible Notes less cash, at the end of the 2023 fiscal third quarter amounted to $2.4 billion as compared to $2.6 billion at the end of fiscal 2022. Our borrowing availability at the end of the third quarter was approximately $2.5 billion.

“We continue to further strengthen our three industry-leading foodservice platforms through organic growth initiatives and strategic acquisitions. We are excited to have completed this quarter the acquisitions of Trade-Wind and Terry Water Solutions, further extending our complementary product offerings, and providing synergistic growth opportunities for our Commercial Foodservice and Residential Kitchen platforms.”

“Trade-Wind has experienced rapid growth as a technology leader in residential ventilation recognized for their spectacular designs. The Trade-Wind ventilation line-up perfectly complements our indoor and outdoor residential cooking brands, including Viking, Lynx, LaCornue and Aga and provides for an exciting combined cooking and ventilation offering in demand by our customers.”

Mr. FitzGerald continued, “Terry products allows us to incorporate water treatment solutions to a broad array of products across our Commercial Foodservice equipment portfolio including ice machines, beverage dispense equipment, espresso machines and coffee makers, combi-ovens and steam cooking equipment. The combination of the Terry products across the Middleby family of products allows for an enhanced level of equipment performance with reduced scale build-up, lower maintenance costs, and a greater consistency and quality of food, ice and beverage. Utilizing a patented and environmentally friendly formulation of Citryne®, Terry products are food grade, biodegradable and treat water without the use of hazardous chemicals. Terry’s water filtration solutions last 20% longer than other competitive solutions, also providing an operating cost savings to our customers,” concluded Mr. FitzGerald.

Conference Call

The company has scheduled a conference call to discuss the third quarter results at 11 a.m. Eastern/10 a.m. Central Time on November 8th. The conference call is accessible through the Investor Relations section of the company website at www.middleby.com. If website access is not available, attendees can join the conference by dialing (833) 630-1956, or (412) 317-1837 for international access, and ask to join the Middleby conference call. The conference call will be available for replay from the company’s website.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice industry. The company develops and manufactures a broad line of solutions used in commercial foodservice, food processing, and residential kitchens. Supporting the company’s pursuit of the most sophisticated innovation, state-of-the-art Middleby Innovation Kitchens and Residential Showrooms showcase and demonstrate the most advanced Middleby solutions. In 2022 Middleby was named a World’s Best Employer by Forbes and is a proud philanthropic partner to organizations addressing food insecurity.

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Amounts in 000’s, Except Per Share Information) (Unaudited)

	Three Months Ended		Nine Months Ended
	3rd Qtr, 2023	3rd Qtr, 2022	3rd Qtr, 2023	3rd Qtr, 2022
Net sales	$980,651	$992,871	$3,028,029	$3,001,148
Cost of sales	605,329	627,639	1,880,736	1,944,664

Gross profit	375,322	365,232	1,147,293	1,056,484

Selling, general and administrative expenses	196,433	201,200	615,361	596,757
Restructuring expenses	4,448	2,327	11,698	8,231
Income from operations	174,441	161,705	520,234	451,496

Interest expense and deferred financing amortization, net	31,080	24,067	92,071	62,563
Net periodic pension benefit (other than service costs & curtailment)	(2,103)	(9,944)	(6,929)	(32,244)
Other expense, net	1,072	8,529	2,642	18,478

Earnings before income taxes	144,392	139,053	432,450	402,699

Provision for income taxes	35,742	34,684	107,861	99,327

Net earnings	$108,650	$104,369	$324,589	$303,372

Net earnings per share:

Basic	$2.03	$1.94	$6.06	$5.60

Diluted	$2.01	$1.92	$5.99	$5.50

Weighted average number of shares

Basic	53,588	53,867	53,569	54,190

Diluted	54,157	54,384	54,192	55,134

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in 000’s) (Unaudited)

	Sep 30, 2023	Dec 31, 2022
ASSETS

Cash and cash equivalents	$167,189	$162,001
Accounts receivable, net	633,169	631,134
Inventories, net	1,015,047	1,077,729
Prepaid expenses and other	131,287	125,640
Prepaid taxes	14,165	9,492
Total current assets	1,960,857	2,005,996

Property, plant and equipment, net	498,871	443,528
Goodwill	2,452,419	2,411,834
Other intangibles, net	1,775,546	1,794,232
Long-term deferred tax assets	8,877	6,738
Other assets	226,038	212,538

Total assets	$6,922,608	$6,874,866

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$44,330	$45,583
Accounts payable	224,375	271,374
Accrued expenses	595,542	671,327
Total current liabilities	864,247	988,284

Long-term debt	2,535,896	2,676,741
Long-term deferred tax liability	214,021	220,204
Accrued pension benefits	5,420	14,948
Other non-current liabilities	207,809	176,942

Stockholders' equity	3,095,215	2,797,747

Total liabilities and stockholders' equity	$6,922,608	$6,874,866

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Three Months Ended September 30, 2023
Net sales	$634,009	$179,975	$166,667	$980,651
Segment Operating Income	$158,582	$10,915	$37,472	$174,441
Operating Income % of net sales	25.0%	6.1%	22.5%	17.8%

Depreciation	6,957	3,304	1,924	12,588
Amortization	13,959	2,280	2,677	18,916
Restructuring expenses	636	2,873	939	4,448
Acquisition related adjustments	—	44	(51)	(7)
Charitable support	—	—	—	118
Stock compensation	—	—	—	13,175
Segment adjusted EBITDA (2)	$180,134	$19,416	$42,961	$223,679
Adjusted EBITDA % of net sales	28.4%	10.8%	25.8%	22.8%

Three Months Ended October 1, 2022
Net sales	$619,557	$220,965	$152,349	$992,871
Segment Operating Income	$142,999	$29,788	$27,661	$161,705
Operating Income % of net sales	23.1%	13.5%	18.2%	16.3%

Depreciation	5,822	1,861	1,591	9,479
Amortization	14,124	1,289	4,470	19,883
Restructuring expenses	663	1,894	(230)	2,327
Acquisition related adjustments	1,836	—	303	3,189
Stock compensation	—	—	—	15,761
Segment adjusted EBITDA	$165,444	$34,832	$33,795	$212,344
Adjusted EBITDA % of net sales	26.7%	15.8%	22.2%	21.4%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $18.8 million and $21.7 million for the three months ended September 30, 2023 and October 1, 2022, respectively.

(2) Foreign exchange rates favorably impacted Segment Adjusted EBITDA by approximately $2.5 million for the three months ended September 30, 2023.

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Nine Months Ended September 30, 2023
Net sales	$1,893,607	$605,504	$528,918	$3,028,029
Segment Operating Income	$452,113	$51,197	$111,483	$520,234
Operating Income % of net sales	23.9%	8.5%	21.1%	17.2%

Depreciation	20,134	10,070	5,910	37,088
Amortization	42,905	6,768	6,946	56,619
Restructuring expenses	2,658	8,184	856	11,698
Acquisition related adjustments	797	44	—	841
Charitable support	—	—	—	607
Stock compensation	—	—	—	35,305
Segment adjusted EBITDA (2)	$518,607	$76,263	$125,195	$662,392
Adjusted EBITDA % of net sales	27.4%	12.6%	23.7%	21.9%

Nine Months Ended October 1, 2022
Net sales	$1,765,849	$832,054	$403,245	$3,001,148
Segment Operating Income	$390,218	$100,811	$66,164	$451,496
Operating Income % of net sales	22.1%	12.1%	16.4%	15.0%

Depreciation	17,478	9,271	4,281	31,608
Amortization	41,169	20,448	8,319	69,936
Restructuring expenses	2,934	2,892	2,405	8,231
Acquisition related adjustments	(1,256)	15,062	303	15,159
Charitable support	—	—	—	798
Stock compensation	—	—	—	42,641
Segment adjusted EBITDA	$450,543	$148,484	$81,472	$619,869
Adjusted EBITDA % of net sales	25.5%	17.8%	20.2%	20.7%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $57.7 million and $60.6 million for the nine months ended September 30, 2023 and October 1, 2022, respectively.

(2) Foreign exchange rates negatively impacted Segment Adjusted EBITDA by approximately $0.4 million for the nine months ended September 30, 2023.

THE MIDDLEBY CORPORATION NON-GAAP INFORMATION (UNAUDITED) (Amounts in 000’s, Except Percentages)

	Three Months Ended
	3rd Qtr, 2023		3rd Qtr, 2022
	$	Diluted per share	$	Diluted per share
Net earnings	$108,650	$2.01	$104,369	$1.92
Amortization(1)	20,693	0.38	21,661	0.40
Restructuring expenses	4,448	0.08	2,327	0.04
Acquisition related adjustments	(7)	—	3,189	0.06
Net periodic pension benefit (other than service costs & curtailment)	(2,103)	(0.04)	(9,944)	(0.18)
Charitable support	118	—	—	—
Income tax effect of pre-tax adjustments	(5,741)	(0.11)	(4,291)	(0.08)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings(2)	—	0.03	—	0.02
Adjusted net earnings	$126,058	$2.35	$117,311	$2.18

Diluted weighted average number of shares	54,157		54,384
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings(2)	(550)		(494)
Adjusted diluted weighted average number of shares	53,607		53,890

	Nine Months Ended
	3rd Qtr, 2023		3rd Qtr, 2022
	$	Diluted per share	$	Diluted per share
Net earnings	$324,589	$5.99	$303,372	$5.50
Amortization(1)	61,970	1.14	75,309	1.37
Restructuring expenses	11,698	0.22	8,231	0.15
Acquisition related adjustments	841	0.02	15,159	0.27
Net periodic pension benefit (other than service costs & curtailment)	(6,929)	(0.13)	(32,244)	(0.58)
Charitable support	607	0.01	798	0.01
Income tax effect of pre-tax adjustments	(16,979)	(0.31)	(16,611)	(0.30)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings(2)	—	0.07	—	0.11
Adjusted net earnings	$375,797	$7.01	$354,014	$6.53

Diluted weighted average number of shares	54,192		55,134
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings(2)	(614)		(932)
Adjusted diluted weighted average number of shares	53,578		54,202

(1) Includes amortization of deferred financing costs and convertible notes issuance costs.

(2) Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company's capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash.

	Three Months Ended		Nine Months Ended
	3rd Qtr, 2023	3rd Qtr, 2022	3rd Qtr, 2023	3rd Qtr, 2022
Net Cash Flows Provided By (Used In):
Operating activities	$219,153	$83,991	$373,103	$173,449
Investing activities	(53,958)	(150,609)	(139,224)	(257,868)
Financing activities	(150,533)	54,856	(225,768)	72,594

Free Cash Flow
Cash flow from operating activities	$219,153	$83,991	$373,103	$173,449
Less: Capital expenditures	(21,330)	(18,781)	(69,645)	(50,914)
Free cash flow	$197,823	$65,210	$303,458	$122,535

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, non-GAAP adjusted segment EBITDA, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

Contacts

John Joyner, VP of Investor Relations, jjoyner@middleby.com